Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
MTM Technologies, Inc.

We hereby consent to the incorporation by reference of our report dated June 23, 2008 included in this Form 10-K on the consolidated financial statements of MTM Technologies, Inc. as of March 31, 2008 and for the year then ended, into the Company’s previously filed registration statements.

Registration Statements:

(1) Registration Statement on Form S-3 (No. 333-136058)
(2) Registration Statement on Form S-3 (No. 333-140357)
(3) Registration Statement on Form S-3 (No. 333-131089)
(4) Registration Statement on Form S-3 (No. 333-128434)
(5) Registration Statement on Form S-3 (No. 333-127587)
(6) Registration Statement on Form S-3 (No. 333-123144)
(7) Registration Statement on Form S-3 (No. 333-117549)
(8) Registration Statement on Form S-3 (No. 333- 49718)
(9) Registration Statement on Form S-8 (No. 333-126322)
(10) Registration Statement on Form S-8 (No. 333-123147)
(11) Registration Statement on Form S-8 (No. 333- 72269)

MCGLADREY & PULLEN, LLP
New York, New York

June 23, 2008